Exhibit 10.93

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

REVOLVING CREDIT AND CONVERTIBLE LOAN AGREEMENT Dated as of February 28, 2012 Between TOTAL GAS & POWER USA, SAS, as Lender, and SUNPOWER CORPORATION, as Borrower

-i-

-ii-

REVOLVING CREDIT AND CONVERTIBLE LOAN AGREEMENT

This REVOLVING CREDIT AND CONVERTIBLE LOAN AGREEMENT (this “Agreement”) dated as of February 28, 2012 is made by and between SunPower Corporation, a Delaware corporation (the “Borrower”) and Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of France (the “Lender”).

RECITALS

WHEREAS, Total, S.A., a société anonyme organized under the laws of France and an Affiliate of the Lender (“Total”), and the Borrower have entered into the Liquidity Support Agreement dated February 28, 2012 with the U.S. Department of Energy pursuant to which the Lender has agreed to provide liquidity support to the Borrower in connection with the California Valley Solar Ranch project (the “Liquidity Support Agreement”);

WHEREAS, pursuant to the Compensation and Funding Agreement dated as of February 28, 2012 between Total and the Borrower (the “Funding Agreement”), Total and the Borrower have agreed to various forms of equity and debt liquidity support (which in the case of Total, may be entered into by Total or any of its Affiliates, including the Lender), including extensions of credit hereunder in the form of Revolving Loans and Convertible Loans at any time and from time to time prior to the Maturity Date in an aggregate principal amount at any time outstanding not in excess of $600,000,000;

WHEREAS, subject to Sections 3(d)(ii)(F) and 4(b)(ii)-(v) of the Funding Agreement, the proceeds of the Loans are to be used for general corporate purposes; and

WHEREAS, the Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein and in the Funding Agreement;

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“30-Day VWAP” has the meaning assigned to such term in the Funding Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Rate” means, as for any day with respect to any Loan, the applicable rate per annum set forth below under the caption “Applicable Spread”.

Maximum Drawn Support Amount	Applicable Spread

Equal to or less than $60,000,000	5.00%

Greater than $60,000,000 and less than or equal to $200,000,000	7.00%

Greater than $200,000,000	8.00%

“Authorized Officer” has the meaning assigned to such term in the Liquidity Support Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Business Day” has the meaning assigned to such term in the Liquidity Support Agreement; provided, that when used in connection with determining the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” has the meaning assigned to such term in the Liquidity Support Agreement.

“Closing Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any references to any Code section shall include references to the Treasury Regulations promulgated thereunder.

“Commitment” means the commitment of the Lender to make Revolving Loans and Convertible Loans hereunder, as the same may be reduced from time to time pursuant to Section 2.05.  The initial amount of the Commitment is $600,000,000.

“Convertible Loan Note” means a convertible promissory note evidencing a Convertible Loan substantially in the form of Exhibit B.

“Convertible Loans” means the convertible loans (a) extended by the Lender to the Borrower pursuant to Section 2.01 or (b) into which Revolving Loans are converted pursuant to Section 2.08(c).

“Credit Agricole Facility Maturity Date” means September 27, 2013.

“Credit Exposure” means the outstanding amount of Loans (including unpaid interest accrued thereon) at such time.

“Dollars” or “$” refers to lawful money of the United States of America.

“Drawn Support Amount” has the meaning assigned to such term in the Funding Agreement.

“Equity Interests” means shares of capital stock, general or limited partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, or (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located.

“Fees” means the commitment and guarantee fees required to be paid by the Borrower pursuant to Section 2(c) of the Funding Agreement and all other fees payable by the Borrower under the Funding Agreement.

“Funding Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Funding Notice” means a notice delivered by the Lender to the Borrower pursuant to Section 2.03 setting out the terms and conditions, including the mix of

Revolving Loans and Convertible Loans (as determined pursuant to Section 3 of the Funding Agreement), applicable to the Loans to be made at any time hereunder.

“GAAP” has the meaning assigned to such term in the Funding Agreement.

“Governmental Authority” has the meaning assigned to such term in the Funding Agreement.

“Indebtedness” has the meaning assigned to such term in the Funding Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Payment Date” means each Interest Reset Date; provided, that if any Interest Reset Date occurs on a date other than a Business Day, the applicable Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means each period from (and including) each Interest Reset Date and ending on (but excluding) the next succeeding Interest Reset Date.

“Interest Reset Date” means each January 1, April 1, July 1, and October 1 during the term of this Agreement.

“Joint Venture” has the meaning assigned to such term in the Funding Agreement.

“Knowledge” has the meaning assigned to such term in the Liquidity Support Agreement.

“Lender” has the meaning assigned to such term in the preamble to this Agreement.

“LIBO Rate” means the rate that is quoted on the relevant page on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) at or about 11.00 a.m. (London time) on the designated funding date in the relevant Funding Notice as being the interest rate offered in the London Interbank Market for deposits in Dollars for a period of six months; provided, that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum reasonably determined by the Lender to be the average of the rates per annum at which deposits in Dollars are offered for a period of six months by the Reference Banks at approximately 11:00 a.m. (London time) on the applicable determination date (or, if not a Business Day, the immediately preceding Business Day).  If the LIBO Rate (as determined pursuant to the foregoing provisions of this definition) is less than 0.50%, then the LIBO Rate shall be deemed to be 0.50%.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity Injection” has the meaning assigned to such term in the Liquidity Support Agreement.

“Liquidity Support Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Liquidity Support Event” has the meaning assigned to such term in the Liquidity Support Agreement.

“Loans” means, collectively, the Convertible Loans and the Revolving Loans.

“Loan Documents” means this Agreement and any promissory notes issued pursuant to this Agreement.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” has the meaning assigned to such term in the Funding Agreement.

“Maturity Date” means the first Business Day following termination of the Liquidity Support Agreement.

“Maximum Drawn Support Amount” has the meaning assigned to such term in the Funding Agreement.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Permitted Encumbrances” means:

(i)           Liens imposed by law for taxes that are not yet due or are being contested in good faith;

(ii)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)        pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(iv)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), including those incurred pursuant to any law primarily concerning the environment,

(v)         preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters, in each case in the ordinary course of business as conducted from time to time;

(vi)        judgment liens in respect of judgments that do not constitute an Event of Default;

(vii)       easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(viii)      Liens on property or assets of the Borrower or any Subsidiary existing on the Closing Date granted pursuant to agreements existing on the Closing Date and listed on Schedule 1; provided, that such Liens shall secure only those obligations that they secure on the Closing Date and any obligations arising under such agreements after the Closing Date (and permitted extensions, renewals, and refinancings thereof to the extent that the amount of such obligations secured by such Liens is not increased, except in accordance with the then current terms of such agreements);

(ix)         purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements and similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time);

(x)          Liens arising out of Capital Lease Obligations, so long as such Liens attach only to the property being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(xi)         any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;

(xii)        Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(xiii)       Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(xiv)       licenses of intellectual property granted in the ordinary course of business;

(xv)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvi)       Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(xvii)      the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(xviii)     Liens arising from precautionary UCC financing statements regarding operating leases;

(xix)        Liens on Equity Interests in Joint Ventures held by the Borrower or a Subsidiary securing obligations of such Joint Venture;

(xx)         Liens on securities that are the subject of fully collateralized repurchase agreements with a term of not more than 30 days for direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Japan or the European Union {or by any agency of any thereof to the extent such obligations are backed by the full faith and credit of such jurisdiction), in each case maturing within one year from the date of acquisition thereof, and entered into with any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(xxi)       Liens in favor of customers or suppliers of the Borrower or any Subsidiary on equipment, supplies and inventory purchased with the proceeds of advances made by such customers or suppliers under or securing obligations in connection with supply agreements;

(xxii)      Liens that arise by operation of law for amounts not yet due;

(xxiii)     existing and future Liens related to or arising from the sale, transfer, or other disposition of rights to solar power rebates in the ordinary course of business as conducted from time to time;

(xxiv)     existing and future Liens in favor of the. Borrower’s bonding company covering materials, contracts, receivables, and other assets which are related to, or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower’s business as conducted from time to time;

(xxv)      Liens on Equity Interests in and assets of project finance Subsidiaries of the Borrower or Subsidiaries of the Borrower to secure project finance related Indebtedness;

(xxvi)     customary Liens on securities accounts of the Borrower in favor of the securities broker with whom such accounts are maintained, provided that (A) such Liens arise in the ordinary course of business of the Borrower, as applicable, and such broker pursuant to such broker’s standard form of brokerage agreement; (B) such securities accounts are not subject to restrictions against access by the Borrower; (C) such Liens secure only the payment of standard fees for brokerage services charged by, but not financing made available by, such broker and such Liens do not secure Indebtedness for borrowed money; and (D) such Liens are not intended by the Borrower to provide collateral to such broker;

(xxvii)    cash collateral securing reimbursement obligations with respect to letters of credit issued to secure liabilities of the Borrower or any Subsidiary incurred in the ordinary course of business; and

(xxviii)   other Liens so long as the outstanding principal amount of the obligations secured by such Liens does not exceed (in the aggregate) $10,000,000 at any one time.

“Person” has the meaning assigned to such term in the Funding Agreement.

“Private Placement Agreement” has the meaning assigned to such term in the Funding Agreement.

“Reference Banks” means Deutsche Bank AG, The Bank of Tokyo – Mitsubishi UFJ, Ltd., and JPMorgan Chase Bank, N.A. or such other leading banks as may be appointed by the Lender and approved by the Borrower.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Reported Liquidity” has the meaning assigned to such term in the Liquidity Support Agreement.

“Requirement of Law” has the meaning assigned to such term in the Funding Agreement.

“Revolving Loan Note” means a promissory note evidencing Revolving Loans substantially in the form attached hereto as Exhibit A.

“Revolving Loans” means the revolving loans made by the Lender to the Borrower pursuant to Section 2.01.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“subsidiary” has the meaning assigned to such term in the Funding Agreement.

“Subsidiary” has the meaning assigned to such term in the Funding Agreement.

“SunPower Debt Documents” has the meaning assigned to such term in the Funding Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, similar charges or withholdings imposed by any Governmental Authority.

“Tech Credit Agreement” has the meaning assigned to such term in the Funding Agreement.

“Total” has the meaning assigned to such term in the recitals to this Agreement.

“Transaction Documents” has the meaning assigned to such term in the Funding Agreement.

“Transactions” has the meaning assigned to such term in the Funding Agreement.

SECTION 1.02.      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

The Loans

SECTION 2.01.      Commitments.  Subject to the terms and conditions set forth herein and in the Funding Agreement, the Lender agrees to make, at any time and from time to time after the Closing Date, and until the earlier of the Maturity Date and the termination of the Commitment in accordance with the terms hereof, Revolving Loans and Convertible Loans to the Borrower in an aggregate principal amount (including capitalized interest, if any) at any time outstanding that will not result in the Credit Exposure exceeding the Commitment.  Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans or Convertible Loans.

SECTION 2.02.      Loans.

(a)           All Revolving Loans shall be in an initial principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (unless a lesser amount is specified by Total in the applicable Funding Notice) or (ii) equal to the remaining available balance of the Commitment.

(b)           All Convertible Loans shall be in an initial principal amount that is (i) an integral multiple of $1,000,000 and not less than $10,000,000 (unless a lesser amount is specified by Total in the applicable Funding Notice) or (ii) equal to the remaining available balance of the Commitment.

SECTION 2.03.      Funding Notices.

(a)           In the event that the Lender elects to provide a Loan to the Borrower pursuant to the Funding Agreement (whether because it is obligated to provide a Liquidity Injection or otherwise), it shall send to the Borrower a Funding Notice (by hand, electronic mail, or facsimile) signed by the Lender or by telephone (to be confirmed promptly by hand delivery, electronic mail, or facsimile of written notice), within four (4) Business Days after the occurrence of the Liquidity Support Event giving rise to the Loan pursuant to Section 3 of the Funding Agreement.  The Funding Notice shall contain the following information:

(i)             a statement from the Lender that a Liquidity Support Event has occurred and that it is obligated to make a Liquidity Injection into the Borrower in accordance with the terms and conditions of the Liquidity Support Agreement;

(ii)            the amount of the Loan to be made by the Lender;

(iii)           the initial interest rate applicable to such Loan (as determined pursuant to Section 2.04(a));

(iv)           the date that funding of the Loan is required pursuant to the Liquidity Support Agreement (or will otherwise be provided pursuant to the Funding Agreement); and

(v)            whether the Loan is to be a Revolving Loan or a Convertible Loan.

(b)          Within one (1) Business Day after receipt of such Funding Notice, the Borrower shall confirm to the Lender such receipt either in writing by a confirmation (by hand, electronic mail, or facsimile) signed by the Borrower or by telephone (to be confirmed promptly by hand delivery, electronic mail, or facsimile).  Each such confirmation shall either confirm the information contained in the Funding Notice or correct such information as may be necessary to facilitate the making of Loans hereunder.  For the avoidance of doubt, the failure of the Borrower to deliver such confirmation will not prevent, delay or otherwise affect the funding of the applicable Loan described in such Funding Notice.

(c)          The Lender will deposit the amount of any Loan hereunder directly into the account specified below or to such other account as is specified from time to time by the Borrower to the Lender:

Bank:	Bank of America
ABA Routing Number:	026009593
Account Number:	***
Reference:	SunPower Corporation

SECTION 2.04.      Interest Rates; Continuation of Loans.

(a)          During the Interest Period in which any Loan is made, such Loan shall bear interest at a rate per annum during the period from and including the date of the funding of such Loan to (and including) the last day of such Interest Period equal to the sum of the LIBO Rate plus the Applicable Rate; provided, that to the extent that an increase in the Maximum Drawn Support Amount pursuant to the Funding Agreement at any time during such Interest Period would cause an increase in the Applicable Rate, the interest rate from and after such time to (and including) the last day of such Interest Period shall equal the sum of the LIBO Rate plus the Applicable Rate (after taking into account such increase in the Maximum Drawn Support Amount during such period); provided, further, that, in the case of any Loan made pursuant to Section 3(d)(ii)(F) of the Funding Agreement, such Loan shall bear interest (i) at a rate per annum during the period from and including the date of funding of such Loan to (but excluding) the Credit Agricole Facility Maturity Date equal to the sum of the LIBO Rate plus 4.25% and (ii) if the Credit Agricole Facility Maturity Date occurs during the Interest Period during which such Loan is made, at a rate per annum during the period from and including the Credit Agricole Facility Maturity Date to (and including) the last day of such Interest Period equal to the sum of the LIBO Rate plus the Applicable Rate.

(b)          At the end of each Interest Period, each Convertible Loan or Revolving Loan, as applicable, outstanding as of such date shall automatically continue as a Convertible Loan or Revolving Loan, as applicable, until the end of the next succeeding Interest Period, and shall bear interest from and including the first day of the applicable Interest Period to (and including) the last day of such Interest Period at a rate per annum equal to the sum of the LIBO Rate plus the Applicable Rate; provided, that to the extent that an increase in the Maximum Drawn Support Amount at any time during any Interest Period would cause an increase in the Applicable Rate, the interest rate from and after such time to (and including) the last day of such Interest Period shall equal the sum of the LIBO Rate plus the Applicable Rate (after taking into account such increase in the Maximum Drawn Support Amount during such period); provided, further, that, in the case of any Loan made pursuant to Section 3(d)(ii)(F) of the Funding Agreement, until the Credit Agricole Facility Maturity Date, such Loan shall continue to bear interest at the interest rate specified in Section 2.04(a).

(c)          Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default referred to in paragraphs (a), (b), (e), (f) and (g) of Article VII, all payment obligations of the Borrower (whether for principal, interest, fees,

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

costs, expenses or otherwise) shall bear interest, from and after the date when due until paid in full, at a rate per annum equal at all times to 2% above the interest rate otherwise applicable to such obligations, in each case payable on demand.  Payment or acceptance of the increased rates of interest provided for in this Section 2.04(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lender.

(d)          Accrued interest on each Loan shall be payable to the Lender in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in lieu of paying accrued interest on each Interest Payment Date, the Borrower shall have the option, upon notice to the Lender on or before such Interest Payment Date, to capitalize the amount of interest payable on such Interest Payment Date by increasing (A) if the Maximum Drawn Support Amount at such time (together with the aggregate amount of interest capitalized prior to such time and the amount of such interest to be capitalized) is equal to or less than $60,000,000, the outstanding principal amount of Revolving Loans or (B) if the Maximum Drawn Support Amount at such time (together with the aggregate amount of interest capitalized prior to such time and the amount of such interest to be capitalized) is greater than $60,000,000, the outstanding principal amount of Convertible Loans, in each case, on the relevant Interest Payment Date by the amount of interest payable on such Interest Payment Date; provided, that if the Borrower exercises its option to capitalize the amount of interest payable on any Interest Payment Date, at no additional cost to the Lender, the Borrower shall promptly upon such exercise, issue to the Lender a Warrant, in the form of Exhibit A to the Funding Agreement, which shall be exercisable to purchase an amount of stock of the Borrower equal to (x) if the Maximum Drawn Support Amount at such time (together with the aggregate amount of interest capitalized prior to such time, including the amount capitalized on such Interest Payment Date) is equal to or less than $60,000,000, 20% of the amount of such capitalized interest, or (y) if the Maximum Drawn Support Amount at such time (together with the aggregate amount of interest capitalized prior to such time, including the amount capitalized on such Interest Payment Date) is greater than $60,000,000, 25% of the amount of such capitalized interest, in each case, divided by 30-Day VWAP as of the applicable Interest Payment Date.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days.  The applicable LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.05.      Termination and Reduction of Commitment.  i)  The Commitment shall automatically terminate on the Maturity Date.

(b)          The Commitment shall be reduced by an amount equal to the sum of, without duplication: (i) the principal amount (plus capitalized interest, if any) of any Indebtedness issued by the Borrower to the Lender or any of its Affiliates pursuant to this Agreement and the Funding Agreement, (ii) the cash purchase price of any equity securities issued by the Borrower to the Lender or any of its Affiliates pursuant to the Funding Agreement and the Private Placement Agreement (including the cash proceeds to the Borrower upon the exercise of a Warrant issued under the Funding Agreement), (iii) the principal amount of Indebtedness of the Borrower covered by a guarantee issued by Total or any of its Affiliates under the Funding Agreement and (iv) the amount of any other Liquidity Injection.

(c)          The Borrower shall pay to the Lender on the date of termination of the Commitment all accrued and unpaid Fees relating to the same but excluding the date of such termination.

SECTION 2.06.      Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount (including capitalized interest, if any) of each Loan on the Maturity Date.

(b)          The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, and (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder.

(c)          The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)          The Borrower agrees that in addition to the accounts and records maintained pursuant to Section 2.06(b), the Revolving Loans shall be evidenced by a Revolving Loan Note, duly executed on behalf of the Borrower and dated as of the Closing Date.  Each Convertible Loan shall be evidenced by a Convertible Loan Note, and promptly upon the funding of any Convertible Loan (or increase in the outstanding amount of Convertible Loans pursuant to Section 2.04(d), the Borrower shall prepare, execute and deliver to the Lender a Convertible Loan Note, dated as of the applicable funding date or Interest Payment Date, as applicable.  The Lender may attach schedules to each such note and endorse thereon the amount, date and interest rate of any Loan and any payments with respect thereto.

SECTION 2.07.      Optional Prepayment of Revolving Loans.  (a)  Upon prior notice in accordance with paragraph (b) of this Section, but not more than once per calendar month, so long as (i) the Borrower maintains as of the last day of each fiscal quarter Reported Liquidity of at least $125,000,000, and (ii) no Liquidity Support Event could reasonably be expected to result by reason of this Section 2.07, the Borrower shall have the right at any time and from time to time to prepay any Revolving Loan in whole or in part without premium or penalty; provided that each partial prepayment of a Revolving Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and each partial prepayment of a Convertible Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

(b)          The Borrower shall notify the Lender by telephone (confirmed by facsimile) of any prepayment hereunder not later than 10:00 a.m., New York City time, on the day of prepayment.  Each such notice shall be irrevocable (except in the case of a repayment in full of all of the obligations of the Borrower hereunder, which may be conditioned upon the effectiveness of a new financing) and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid.  Prepayments shall be accompanied by accrued interest as required by Section 2.04.

SECTION 2.08.      Mandatory Prepayment; Conversion of Revolving Loans.  (a)  In the event of any termination of the Commitment, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Loans, together with accrued interest thereon, accrued Fees and all other amounts payable to the Lender hereunder.

(b)          If as a result of any partial reduction of the Commitment, the Credit Exposure would exceed the Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Loans in an amount sufficient to eliminate such excess.

(c)          During any time after the Maximum Drawn Support Amount exceeds $60,000,000, the Lender may, by delivery of written notice to the Borrower, elect to convert all or a portion of the outstanding amount of Revolving Loans into Convertible Loans.  Upon exercise of such election, (A) the Lender shall update its accounts and records, including the schedule to the Revolving Loan Note, to reflect the reduction in the outstanding amount of the Revolving Loans and any corresponding increase in the outstanding amount of Convertible Loans, (B) the principal outstanding amount of Revolving Loans so reduced shall be deemed prepaid or repaid, and (C) the Borrower shall issue to the Lender a Convertible Loan Note evidencing any Convertible Loan into which a Revolving Loan has been converted.

(d)          The Lender may, at any time and for any reason, demand prepayment of all or any portion of any Loans outstanding as of any date by delivering to the Borrower a request for prepayment that specifies the amount of such requested prepayment and the requested date of such prepayment (which shall be at least ten (10) Business Days after the date of such notice), and the Borrower shall prepay the amount specified in such notice on the date specified in such notice to the extent that after giving effect to, and as of the date of, such requested prepayment the Borrower would maintain Reported Liquidity of at least $150,000,000.

SECTION 2.09.      Fees.  The Borrower agrees to pay to the Lender the Fees set forth in Section 2(c) of the Funding Agreement.

SECTION 2.10.      Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law.  If at any time the Borrower is required by applicable law to make any deduction or withholding from any sum payable hereunder, the Borrower shall promptly notify the Lender upon becoming aware of the same.  In addition, the Lender shall promptly notify the Borrower upon becoming aware of any circumstances as a result of which the Borrower is or would be required to make any deduction or withholding from any sum payable hereunder.

(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          The Borrower shall indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes (or related penalties, interest, or additions to tax) were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)          If the Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.10, it shall reimburse to the Borrower such amount as the Lender determines to be the proportion (but not more than 100%) of such refund as will leave the Lender (after that reimbursement) in no better or worse position in respect of the worldwide liability for Taxes or Other Taxes of the Lender (including in each case its Affiliates) than it would have been if no such indemnity had been required under this Section.

SECTION 2.11.      Payments Generally.

(a)          Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder and under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.10 or otherwise) prior to

12:00 (noon), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Lender to the applicable account designated to the Borrower by the Lender, except that payments pursuant to Section 2.10 shall be made directly to the Persons entitled thereto.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.  Any payment required to be made by the Lender hereunder shall be deemed to have been made by the time required if the Lender shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Lender to make such payment.

(b)          All payments made by the Borrower hereunder shall be applied (i) first, to pay fees, costs and expenses then due and payable under the Loan Documents, (ii) second, to pay any accrued and unpaid interest with respect to any Revolving Loans, (iii) third, to pay the outstanding principal amount (including capitalized interest, if any) of any Revolving Loans, (iv) fourth, to pay any accrued and unpaid interest with respect to any Convertible Loans (provided, that in the event that two or more Convertible Loan Notes are outstanding at any time, payments shall be applied against accrued and unpaid interest under each Convertible Loan Note in reverse order of the dates on which such Convertible Notes were issued), and (v) fifth, to pay the outstanding principal amount (including capitalized interest, if any) of any Convertible Loans (provided, that in the event that two or more Convertible Loan Notes are outstanding at any time, payments shall be applied against the outstanding principal amount of each Convertible Loan Note in reverse order of the dates on which such Convertible Notes were issued).

ARTICLE III

Representations and Warranties

The Borrower makes the representations and warranties set forth in Section 5(a) of the Funding Agreement with the same force and effect as if the same were stated and set forth in this Agreement.  In addition, the Borrower represents and warrants to the Lender that:

SECTION 3.01.      Ranking.  The obligations of the Borrower under the Loan Documents constitute direct, unconditional and unsubordinated obligations of the Borrower, rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, and are secured to the fullest extent permitted under the SunPower Debt Documents.

ARTICLE IV

Conditions

The obligations of the Lender to make Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

(a)          Credit Agreement and other Loan Documents.  The Lender (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Lender (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) a Revolving Loan Note, duly executed by the Borrower.

(b)          Funding Agreement and Related Documents.  The Lender (or Total, as applicable) and the Borrower shall have entered into the Liquidity Support Agreement, the Funding Agreement and the Private Placement Agreement, and the Borrower shall have issued to Total the warrant specified in Section 2(a) of the Funding Agreement.

(c)          Fees. The Lender shall have received all fees required to be paid on or before the Closing Date.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees that, until the Commitment has expired or been terminated and the Loans have been repaid in full:

SECTION 5.01.      Funding Agreement and Related Documents.  The Borrower will perform such obligations and comply with such covenants, including the provision of notices, certificates and other obligations, as set forth in the Funding Agreement and the other Transaction Documents.

SECTION 5.02.      Existence; Conduct of Business.  The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided, that the foregoing shall not prohibit any merger, consolidation or other transaction.

SECTION 5.03.      Payment of Taxes, Etc.  The Borrower will pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon and (ii) all lawful claims that, if unpaid, might by law become a lien upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

SECTION 5.04.      Notice of Default.  The Borrower shall furnish to the Lender notice of the occurrence of an Event of Default, which notice shall be given within five (5) Business Days after the Knowledge of an Authorized Officer of the Borrower of such occurrence, specifying the nature and extent thereof and, if continuing, the action the Borrower is taking or proposes to take in respect thereof.

SECTION 5.05.      Compliance with Laws.  The Borrower will comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.      Use of Proceeds.  The proceeds of the Loans will be used only for the purposes specified in the introductory statement to this Agreement.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X.

SECTION 5.07.      Ranking.  The Borrower will ensure that its payment obligations under this Agreement and the Loans will at all times (a) rank at least pari passu in priority of payment with all other Indebtedness of the Borrower and (b) be secured to the fullest extent permitted under the SunPower Debt Documents.

ARTICLE VI

Limitation on Liens

The Borrower covenants and agrees that, until the Commitment has expired or been terminated and the Loans have been repaid in full, the Borrower shall not create or suffer to exist any Lien on (a) any of its accounts receivable or the resulting credit balances arising from the factoring of accounts receivables, except for Liens granted under the Tech Credit Agreement, on accounts receivable in an aggregate amount not to exceed $50,000,000 at any time and the resulting credit balances arising from the factoring of such accounts receivable, or (b) any of its other assets or properties, except in any case for Permitted Encumbrances.

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b)          the Borrower shall fail to pay any interest, fee or other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Transaction Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days (or in the case of interest, the Borrower shall have failed to exercise its option pursuant to Section 2.04(d) to capitalize the amount of overdue interest or convert the amount of such overdue interest into equity within three Business Days after the applicable Interest Payment Date);

(c)          any representation or warranty made by the Borrower (or any of its officers or other representatives) under or in connection with any Transaction Document shall prove to have been incorrect in any material respect when made or deemed to have been made (unless, if the circumstances giving rise to such misrepresentation or breach of warranty are capable of being remedied, the Borrower remedies such circumstances within thirty (30) days after receipt of notice to the Borrower from the Lender or Total specifying such inaccuracy);

(d)          the Borrower shall fail to perform or observe any material term, covenant, or agreement contained in any Transaction Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender or Total, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, the Borrower has (i) during such 30-day period commenced and is diligently proceeding to cure the same and (ii) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to the Borrower from the Lender or Total specifying such failure;

(e)          the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Borrower bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable United States federal, state, or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower, or ordering the winding up or liquidation of the affairs of the Borrower, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(f)          the commencement by the Borrower of a voluntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Borrower to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, state, or foreign law, or the consent by the Borrower to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Borrower or of any substantial part of the property of, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action; or

(g)          failure by the Borrower to pay final non-appealable judgments, which (i) remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and (ii) would have a Material Adverse Effect;

then, and in every such event (other than an event described in clause (e) or (f) of this Article VII), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitment and thereupon the Commitment shall terminate immediately, (ii) convert the amount of any outstanding Loans (including interest accrued thereon) into equity of the Borrower at a conversion price equal to the amount of such outstanding Loans, divided by the 30-Day VWAP as of the applicable conversion date, or (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that upon the occurrence of an event described in clause (e) or (f) of this Article VII, (A) the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, without further action of the Lender, and (B) the Lender shall have the option to convert the amount of any outstanding Loans (including interest accrued thereon) into equity of the Borrower at a conversion price equal to the amount of such outstanding Loans, divided by the 30-Day VWAP as of the applicable conversion date.  Upon the occurrence and the continuance of an Event of Default, the Lender may exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity.

ARTICLE VIII

[Reserved]

ARTICLE IX

Miscellaneous

SECTION 9.01.      Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered in accordance with the provisions of Section 8(a) of the Funding Agreement (including method of delivery, recipients, copies and effectiveness); provided that the foregoing shall not apply to notices pursuant to Article II, unless otherwise agreed by the Lender.

SECTION 9.02.      Waivers; Amendments.  (a)  No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Lender may have had notice or knowledge of such Event of Default at the time.

(b)          Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

SECTION 9.03.      [Reserved].

SECTION 9.04.      Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.  Notwithstanding anything to the contrary, this Agreement may not be assigned by the Borrower without the prior written consent of the Lender, which may be withheld in its sole discretion.  This Agreement may not be assigned by the Lender without the prior written consent of the Borrower, which consent may not be unreasonably withheld, conditioned or delayed; provided, that any Loan hereunder may be made by the Lender or any Affiliate of the Lender or Total.

SECTION 9.05.      Survival.  All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated.  The provisions of Section 2.10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

SECTION 9.06.      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

SECTION 9.07.      Severability.  To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.      Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)          SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL

JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.08(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

SECTION 9.09.      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.10.      [Reserved].

SECTION 9.11.      Nonreliance; Violation of Law.  The Lender hereby represents that (a) it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein and (b) it is not and will not become a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X.  Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.12.      Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, shall have been received by the Lender.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNPOWER CORPORATION

by
/s/ Thomas H. Wemer
Name: Thomas H. Wemer
Title: Chief Executive Officer

TOTAL GAS & POWER USA, SAS

by
/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: President

Signature Page to Revolving Credit and Convertible Loan Agreement

EXHIBIT A

FORM OF REVOLVING LOAN NOTE

$60,000,000	February 28, 2012
San Jose, California

FOR VALUE RECEIVED, SunPower Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of France (the “Lender”) the principal sum of sixty million Dollars ($60,000,000) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the office of the Lender designated for payment (the “Payment Office”), on the dates and in the amounts specified in the Credit Agreement.

The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in the Credit Agreement.

This Note is issued pursuant to and is entitled to the benefits of the Revolving Credit and Convertible Loan Agreement, dated as of February 28, 2012, by and between the Borrower and the Lender (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).  As provided in the Credit Agreement, this Note is subject to mandatory repayment prior to the Maturity Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

The Lender is authorized to indorse on the schedules annexed hereto and made a part hereof an appropriate notation evidencing the date and amount of the Revolving Loans evidenced hereby and the date and amount of each payment or prepayment of principal with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed.  The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Revolving Loans.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

SUNPOWER CORPORATION

By:

Name:
Title:

Schedule to
Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Revolving Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SUNPOWER CORPORATION

CONVERTIBLE TERM LOAN NOTE

Certificate Number: ____________	U.S. $_______________

Issue Date: ____________ (the “Issue Date”)

1.             Note.

This Convertible Term Loan Note (this “Note”) is being issued by SunPower Corporation, a Delaware corporation (including any successor corporation, the “Company” or “Issuer”) in favor of the Holder (as defined below) pursuant to the Credit Agreement.  Capitalized terms used shall have the respective meanings given to those terms in Section 7 hereof or in the Credit Agreement.

2.             Principal and Interest.

(a)          The Company, for value received, hereby promises to pay to Total Gas & Power USA, SAS, a société par actions simplifiéé organized under the laws of the Republic of France, or its registered permitted assigns that constitute Permitted Holders (the “Holder”), the principal sum of U.S. $_________ on the Maturity Date, and to pay interest thereon on this Note from the Issue Date at the interest rate and at the times set forth in the Credit Agreement, until repayment in full at the Maturity Date or upon earlier conversion or prepayment.

(b)          This Note shall bear interest payable in cash at the rate set forth in the Credit Agreement.  Interest on this Note shall be paid in the manner and times set forth in the Credit Agreement.

(c)          Payment of the principal of this Note shall be made upon the surrender of this Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the “Designated Office”), in U.S. dollars to the Holder in immediately available funds to such bank account or bank accounts as the Holder may from time to time designate in writing prior to such payment date.

3.             Conversion.

(a)            (1)            Subject to the conditions set forth in Section 4 hereof, the Holder of this Note may convert the principal amount of and any accrued and unpaid interest on this Note in whole or in part into Common Stock at any time prior to the close of business on the Maturity Date at the applicable Conversion Price.

The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing the principal amount of this Note or portion hereof surrendered for conversion plus any accrued and unpaid interest thereon to the date of conversion by the Conversion Price in effect on the Conversion Date.  To convert this Note, the Holder hereof shall: (i) send by facsimile (or otherwise deliver in accordance herewith) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company and (ii) surrender or cause to be surrendered this Note, duly endorsed or assigned to the Company or in blank, along with a copy of the Conversion Notice as soon as practicable thereafter to the Company.  Upon receipt by the Company of a facsimile copy of a Conversion Notice from the Holder, the Company shall as soon as practicable send, via facsimile, a confirmation to the Holder stating that the Conversion Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.  The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent for the Common Stock that this Note has been lost, stolen or destroyed, delivers the documentation to the Company required by Section 8 hereof and provides sufficient indemnity as may be reasonably required by the Company to save the Company harmless for any loss, liability, cost or expense associated with any such loss, stolen or destroyed certificate.  Upon conversion, all principal of and unpaid and accrued interest on this Note shall be deemed to be paid in full (rather than cancelled, extinguished or forfeited).

Subject to the above requirements, as promptly as practicable on or after the Conversion Date and in any event within three (3) Business Days of the Conversion Date, the Company shall issue and deliver to the Holder (i) that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted, in the sole discretion of the Holder and as reflected on the Conversion Notice, either (A) in a certificate or certificates to and in the name of the Holder, or in the name of such other Person as designated by the Holder, or (B) through confirmation of the establishment of an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the Holder’s benefit and registered in the name of Holder, or in the name of such other Person as designated by the Holder, (ii) a new note in the form hereof representing the balance of the principal amount hereof not being converted, if any, and (iii) cash in lieu of any fractional shares pursuant to Section 3(a)(5).

(2)             The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note into Common Stock, and only to the extent this Note is deemed to have been converted into Common Stock pursuant to this Section 3.

(3)             This Note shall be deemed to have been converted immediately prior to the close of business on the day of delivery of the Conversion Notice in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Note as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Note on any date that is not a Business Day shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day.

(4)            If this Note is converted in part, the Company shall execute and deliver to the Holder a new note equal in principal amount to the unconverted portion of this Note.

(5)            The Company will not issue fractional shares of Common Stock upon conversion of this Note.  In lieu thereof, the Company will pay an amount in cash for the Current Market Value of the fractional shares.  The Current Market Value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Trading Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(b)          In case at any time after the date hereof:

(1)       the Company shall declare a dividend (or any other distribution) on its Common Stock;

(2)       the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights (other than pursuant to a Stockholder Rights Plan);

(3)       there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)       there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company shall cause to be provided to the Holder of this Note in accordance with the provisions of the Credit Agreement at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B)the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

(c)          On and after the date of the Stockholder Approval, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.  The Company covenants that all shares of Common Stock that may be issued upon conversion of this Note will upon issue be fully paid and nonassessable.  On and after the date of such Stockholder Approval, the Company shall also cause the shares of Common Stock issuable upon conversion of this Note to be approved for listing on the NASDAQ Global Select Market or such other securities exchange or market as the Common Stock is listed from time to time, subject to official notice of issuance.

(d)          Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Note.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(e)          If any of following events occur:

(1)       any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

(2)       any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)       any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then this Note shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that the Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Note been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance.

The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

4.             Conditions to Conversion.

(a)           Conversion Triggers.  The Holder may convert this Note at the option of the Holder at any time after the first to occur of any of the following conversion triggering events (the “Conversion Triggering Event Date”):

(i)	the entire principal amount of this Note (including accrued interest) is not repaid within six months after the Issue Date;

(ii)
the ratio of Gross Financial Indebtedness at the end of any completed fiscal quarter following the Issue Date to EBITDA for the four completed fiscal quarters immediately preceding such quarter of the Company exceeds 3.5 to 1.0 (or, for the quarters in the fiscal year ending in 2012, 4.0 to 1.0); or

(iii)	the Maximum Drawn Support Amount exceeds $200 million (each of (i), (ii) or (iii), a “Conversion Triggering Event”);

in each case, subject to the terms and conditions of the Credit Agreement and Sections 4(c) and (d) hereof.  On or after the Conversion Triggering Event Date, the Holder may convert this Note at any time without regard to any of the Conversion Trigger Events, subject to the terms and conditions of the Credit Agreement and Sections 4(c) and (d) hereof.

(b)          Conversion Related to Reborrowed Amounts.  Without limiting the foregoing, but subject to Sections 4(c) and (d) hereof, if this Note was issued within six months after another Convertible Loan Note was repaid in full prior to the date that was six months after its date of issuance (such other Convertible Loan Note, the “Applicable Repaid Note”), and if such Applicable Repaid Note was not otherwise converted in full, then an amount up to (i) the principal amount of the Applicable Repaid Note that has been repaid, minus (ii) the principal amount of any other Convertible Loan Note that was converted by operation of this paragraph with respect to the Applicable Repaid Note (but not in excess of the principal amount of this Note), may be converted at the option of the Holder at any time on and after the date that is the number of days after the Issue Date that equals the number of days less than 180 days after the date of issuance of the Applicable Repaid Note that the Applicable Repaid Note was repaid.

(c)          Stockholder Approval Condition to Convert Note.  This Note shall not be convertible by Holder prior to the date the Company obtains stockholder approval (“Stockholder Approval”) with respect to the issuance of shares of Common Stock upon conversion of this Note in the manner set forth in the Funding Agreement.

(d)          Holder’s Conversion Limitations.  So long as the Company has at least $25 million aggregate principal amount of Convertible Notes outstanding, the Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such issuance after conversion as set forth on the Conversion Notice, the Holder would, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of more than 74.99% of the voting power of the Company’s capital stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body).  Upon request by Holder, the Company shall obtain a written statement from its Transfer Agent setting forth the number of shares of Common Stock outstanding.

5.             Events of Default.

(a)          If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare due and payable the principal of this Note plus any accrued and unpaid interest to the date of payment in the manner set forth in the Credit Agreement.  Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

(b)          If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the defaulted payment or interest due and payable on this Note or to enforce the performance of any provision of this Note.

(c)          Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, (i) to receive payment of the principal, or interest in respect of this Note, on or after the respective due dates, (ii) except as provided in Section 4(d), to convert this Note in accordance with Section 3, or (iii) to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(d)          If the Holder has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(e)          Except as otherwise provided herein, no right or remedy conferred in this Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(f)           No delay or omission of the Holder of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 5 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(g)          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.             Consolidation, Merger, Etc.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note in accordance with the provisions of the Credit Agreement.

7.             Definitions.  Unless otherwise defined in the Credit Agreement, the following capitalized terms shall have the following respective meanings when used herein:

“Applicable Repaid Note” has the meaning set forth in Section 4(b) hereof.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 3(e) hereof, shares assumable on conversion of the Securities shall include only shares of the class designated as Common Stock, par value U.S. $0.001 per share, of the Company at the date of execution of this Note or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Date” means the date on which the Holder has satisfied all the requirements to convert this Note pursuant to Section 3(a).

“Conversion Notice” has the meaning set forth in Section 3(a)(1) hereof.

“Conversion Price” shall mean the Trading Price of the Company’s Common Stock on the Trading Day immediately preceding the Conversion Date.

“Conversion Shares” means those shares of Common Stock issuable upon conversion of this Note.

“Convertible Notes” means the Company’s 4.75% Senior Convertible Debentures due 2014 and 4.5% Senior Convertible Debentures due 2015.

“Conversion Triggering Event” has the meaning set forth in Section 4(a) hereof.

“Conversion Triggering Event Date” has the meaning set forth in Section 4(a) hereof.

“Credit Agreement” means that certain Revolving Credit and Convertible Loan Agreement dated February 28, 2012, between the Company and Total Gas & Power USA, SAS, as amended from time to time.

“Current Market Value” means the average of the Trading Prices of the Common Stock on the applicable measurement date.

“Designated Office” has the meaning set forth in Section 2(c) hereof.

“EBITDA” has the meaning set forth in the Funding Agreement.

“Event of Default” has the meaning set forth in the Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Gross Financial Indebtedness” has the meaning set forth in the Funding Agreement.

“Holder” has the meaning set forth in Section 2(a).

“Issue Date” has the meaning set forth in the heading of this Note.

“Permitted Holders” means any Affiliates of the Holder.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Security Register” means the register or other ledger maintained by the Company that records the record owners of the Securities.

“Stockholder Approval” has the meaning set forth in Section 4(c).

“Trading Day” means:

(i)           if the applicable security is listed on the NASDAQ Global Select Market, a day on which the NASDAQ Global Select Market is open for business;

(ii)          if that security is not listed on the NASDAQ Global Select Market, a day on which trades may be made on the New York State Exchange;

(iii)         if that security is not so listed on the NASDAQ Global Select Market and not listed on the New York Stock Exchange, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

(iv)         if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trading Price” of a security on any date of determination means:

(i)           the closing sales price (or if not closing sales price is reported, the average of the bid and ask prices or, if more than once in either case, the average of the average bid and the average ask prices) as reported by the NASDAQ Global Select Market on such date;

(ii)          if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

(iii)         if such security is not listed for trading on the NASDAQ Global Select Market or the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(iv)         if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by OTC Markets Group Inc. for such security on such date or, if

OTC Markets Group Inc. is not quoting such price, a similar quotation service selected by the Company;

(v)          if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(vi)         if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

8.           Miscellaneous.

(a)          No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided.

(b)          The Company will give prompt written notice to the Holder of this Note of any change in the location of the Designated Office.  Any notice to the Company or to the holder of this Note shall be given in the manner set forth in the Credit Agreement.

(c)          Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

(d)           (1)            The transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)       On or after the Issue Date, the Holder may transfer this Note or the Conversion Shares to any Person:

(A)pursuant to a registration statement that is, at the time of such transfer, effective under the Securities Act;

(B)pursuant to Rule 144 promulgated under the Securities Act; or

(C)in a transaction otherwise exempt from the registration requirements of the Securities Act (subject to the requirements of such exemption).

(3)       Notwithstanding the foregoing, the following terms and conditions will apply to each transfer provided for in Section 8(e)(2) above:

(A)in the case of a transfer pursuant to Section 8(d)(2)(A) or (B), as a condition precedent to such transfer, unless otherwise agreed by the Company in writing, the transferor must deliver an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; and

(B)no Holder that is subject to the Company’s then-applicable insider trading policy may transfer any of the Securities or any Conversion Shares except to the extent permitted under such trading policy.

(4)       By its acceptance of this Note, each Holder (i) shall be deemed to have acknowledged and agreed to the restrictions on transfer described in this Section, and to have acknowledged that the Company will rely upon the truth and accuracy of such acknowledgement and agreement and (ii) agrees to the imprinting of the following legend on any certificate or book-entry evidencing this Note and the Conversion Shares:

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(5)       Upon presentation of this Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, this Note shall be transferred on the Security Register, and a new note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated.  Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities.

(6)       Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new note of like tenor and dated as of such cancellation, in lieu of such note.

(7)       Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Company and the Holders.  Each Holder of this Note by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of Section 9 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

(e)          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated:  ____________, 20[  ]

SUNPOWER CORPORATION

By:

Name:

Title:

EXHIBIT A

CONVERSION NOTICE

The undersigned holder of this Note hereby warrants and represents that the holder is not currently in possession of any material non-public information in violation of the Company’s Insider Trading policy and irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof below designated, into Common Stock in accordance with the terms of this Note, and directs that such shares, together with a check in payment for any fractional share and any Note representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below.  If shares of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

[Holder]

By:
Name:
Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person’s name and address:

Name

Address

Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1.          Principal amount to be converted: U.S. $___________

2.          Principal amount and denomination of Note representing unconverted principal amount to be issued:

Amount: U.S. $________

Denominations: U.S. $________ (any integral multiple of U.S. $1,000)

3.             (Select one option below):

Please issue a certificate or certificates representing Conversion Shares in such name or names as specified below:

(Name and Address)

Please establish an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the benefit of and registered in the name of such name or names as specified below:

(Name and Address)

SCHEDULE 1

EXISTING LIENS

1.   Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated September 27, 2011, by and among the Company, Deutsche Bank Trust Company Americas, and Deutsche Bank AG New York Branch.

2.   Security Agreement, dated September 27, 2011, by and among the Company, Deutsche Bank Trust Company Americas, and Deutsche Bank AG New York Branch.

3.   Mortgage Loan Agreement, dated May 6, 2010, by and among SunPower Philippines Manufacturing Ltd., SPML Land, Inc. and International Finance Corporation, as amended on November 2, 2010.

4.   First Amended and Restated Purchase Agreement, dated November 1, 2010, between SunPower North America LLC and Technology Credit Corporation, as amended on January 25, 2011 and April 18, 2011.

5.   Term Lease Master Agreement, dated June 14, 2007, between IBM Global Financing and SunPower Philippines Manufacturing, Ltd., as amended on January 15, 2011.

6.   Master Agreement to Lease Equipment, dated July 25, 2007, by and between Cisco Systems Capital Corporation and the Company, and Schedules 001-000 and 002-000 thereto.

7.   Master Installment Payment Agreement, dated July 20, 2010, between the Company and Banc of America Leasing & Capital, LLC.

8.   Value Agreements, between the Company and U.S. Bank, dated each of October 5, 2006, March 13, 2007, September 5, 2008, April 16, 2008 and April 22, 2008.

9.   Amended and Restated Master Lease Agreement, dated December 14, 2011, among WF-SPWR I Solar Statutory Trust, Whippletree Solar LLC, certain other designated subsidiaries of Master Lessee and the Lessors party thereto (the “Master Lease”).

10.   Security Agreement, dated December 3, 2009, between Solar Star California XII, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

11.   Security Agreement, dated December 22, 2009, between Solar Star California, VII, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

12.   Security Agreement, dated July 7, 2010, between Solar Star New Jersey IV, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

13.   Security Agreement, dated September 28, 2010, between Solar Star YC, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

14.   Security Agreement, dated April 13, 2011, between Solar Star Arizona I, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

15.   Security Agreement, dated June 30, 2011, between Solar Star California XVII, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

16.   Amended and Restated Security Agreement, dated December 23, 2011, between Solar Star California XXI, LLC and Wells Fargo Bank Northwest, N.A. as collateral agent.

17.   Amended and Restated Participation Agreement, dated December 14, 2011, among Whippletree Solar LLC, WF-SPWR I Solar Statutory Trust, Wells Fargo Bank Northwest, NA and Wells Fargo Equipment Finance, Inc.

18.   WF-SPWR I Solar Statutory Trust, Declaration of Statutory Trust, dated June 24, 2009, between Wells Fargo Bank Northwest, NA, and Wells Fargo Equipment Finance, Inc.

19.   Assignment Agreement, dated as of December 21, 2011, between Solar Star California XXII, LLC in favor of PNC Energy Capital, LLC

20.   Assignment Agreement, dated as of December 21, 2011, between Solar Star California XXIV, LCC in favor of PNC Energy Capital, LLC

21.   Depositary, Collateral Agency and Notice Agency Agreement, dated as of November 9, 2011, among Metropolitan Life Insurance Company, MetLife Capital Credit L.P., Solar Star California XV, LLC, China Lake OL Trust and Wells Fargo Delaware Trust Company, National Association

22.   Pledge Agreement, dated November 9, 2011, between Solar Star California SV Parent, LLC and Wells Fargo Delaware Trust Company, National Association

23.   Security Agreement, dated November 9, 2011, between Solar Star California SC, LLC and Wells Fargo Delaware Trust Company, National Association

24.   Security Agreement, dated July 22, 2011, between SunPower SolarProgram I, LLC and Solar Energy Leasing, LLC.

25.   Financing Agreement for the Development or Rehabilitation of Property in Milpitas California for Specified Solar Panel Manufacturing Purposes, dated February 1, 2011, between The Redevelopment Agency of the City of Milpitas and the Company.

26.   Capital Equipment and Assistance Agreement, dated as of March 28, 2011, by and between The Redevelopment Agency of the City of San Jose, the City of San Jose and the Company.

27.   Escrow Agreement for Security Deposits in Lieu of Retention, dated as of March 24, 2011, by and among SunPower Corporation, Systems, the *** and Wells Fargo Bank, National Association, as escrow agent.

28.   Escrow Agreement, dated as of 2010, among SunPower Corporation, Systems, *** and Wells Fargo Bank, National Association, as escrow agent.

29.   Agreement, dated April 27, 2009, by and between the Company and Addison Avenue Federal Credit Union (now known as First Technology Federal Credit Union), as amended on January 28, 2011.

30.   Reserve Account Agreement, dated January 11, 2012, between SunPower Corporation, First Technology Federal Credit Union and Wells Fargo Bank, N.A.

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.